CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274717 on Form S-6 of our report dated November 15, 2023, relating to the financial statement of FT 11097, comprising Cboe Vest Regional Banking Buffered 20 Portfolio, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 15, 2023